Exhibit 10.2

Execution Version

Dated	11 April 2018

WAIVER AND VARIATION AGREEMENT

relating to the share purchase agreement between

ETF SECURITIES LIMITED

WISDOMTREE INTERNATIONAL HOLDINGS LTD

and

WISDOMTREE INVESTMENTS, INC.

THIS AGREEMENT is made on	11 April 2018

BETWEEN:

(1)	ETF SECURITIES LIMITED, incorporated in Jersey with registered number 88370 and whose registered office is at Ordnance House, 31 Pier Road, St. Helier, Jersey JE4 8PW (the “Seller”);

(2)	WISDOMTREE INTERNATIONAL HOLDINGS LTD, incorporated in England and Wales with registered number 11046784 and whose registered office is at 3rd Floor, 31-41 Worship Street, London EC2A 2DX (the “Buyer”); and

(3)	WISDOMTREE INVESTMENTS, INC., a Delaware corporation with executive offices at 245 Park Avenue, 35th Floor, New York, NY 10167 (“WisdomTree” or the “Guarantor”),

each a “party” and together the “parties”.

1.	INTRODUCTION

1.1	Pursuant to the share purchase agreement dated 13 November 2017 between the parties (the “SPA”), the Seller agreed to sell the Shares and the Buyer agreed to purchase such Shares, in each case on the terms and conditions set out in the SPA.

1.2	As set out at clause 5.1 of the SPA, Completion is conditional upon the satisfaction of, or the satisfaction subject only to Completion of, or waiver of, each of the Conditions set out in Schedule 2 of the SPA.

1.3	The condition set out at paragraph 3.1 of Schedule 2 of the SPA requires that the Jersey Competition Regulatory Authority issues a decision in writing (which is not withdrawn, amended or lapsed) to approve the transaction contemplated by the SPA, pursuant to Article 22 of the Competition (Jersey) Law 2005 (the “Jersey Anti-Trust Condition”).

1.4	On Completion, the parties are to perform their respective obligations in relation to the sale and purchase of the Shares in accordance with and as set out in Schedule 4. Pursuant to paragraphs 1 and 2 of Part II of Schedule 4 to the SPA, the Buyer is to arrange for certain telegraphic transfers to be made.

1.5	The parties wish to vary the SPA as set out in this Agreement with effect from the date of this Agreement. This Agreement constitutes a variation of the SPA for the purposes of clause 19.5 of the SPA.

2.	INTERPRETATION

Unless the context requires otherwise, terms defined in the SPA shall have the same meanings under this Agreement and the principles of interpretation set out in clause 1 of the SPA shall apply to this Agreement.

3.	WAIVER

3.1	The parties hereby unconditionally and irrevocably agree to waive the Jersey Anti-Trust Condition. For the avoidance of doubt, nothing further shall be required of any of the parties in satisfaction of the Jersey Anti-Trust Condition, and it shall be considered to have been waived for the purposes of clause 5.1 of the SPA.

3.2	The waiver given in this Agreement is without prejudice to any rights or remedies that the parties may have now or in the future with respect to any other matters, and is limited to the provisions and specific circumstances to which it refers. Nothing in this Agreement shall be, or be deemed to be, a waiver, consent, amendment or agreement in respect of any of the provisions or conditions of the Transaction Documents, except the specific waiver of the Jersey Anti-Trust Condition given in this Agreement.

4.	VARIATION

With effect from the date of this Agreement, the SPA will be deemed to have been varied as follows:

(a)	the definition of “Completion Payment” in clause 1.1 of the SPA shall be varied by the deletion of the words “and the Total Escrow Amount”;

(b)	clause 7.3.1 of the SPA shall be varied by the addition of the words “and save for entering into a deed of novation of the deed of undertaking relating to ETFS Equity Securities Limited between ETFS Equity Securities Limited, Société Générale, the Seller, ETFS UK and the Company” after “in accordance with the Reorganisation Steps Paper”;

(c)	paragraph 1.5 of Schedule 2 to the SPA shall be deleted in its entirety and replaced with the words “In respect of ManJer, the JFSC having agreed to issue upon receipt by the JFSC of confirmation of Completion having taken place, an amended registration certificate pursuant to article 9 of the Financial Services (Jersey) Law 1998 providing that ManJer is authorised to conduct the following classes of fund services business: U—manager and Z—distributor.”

(d)	paragraph 2 of Part II of Schedule 4 to the SPA shall be deleted in its entirety and replaced with the words “intentionally left blank”;

(e)	a new paragraph shall be added to Part I of Schedule 4 to the SPA, reading:

“the Seller shall arrange for the telegraphic transfer by CHAPS of the Total Escrow Amount into the Escrow Account, which amount shall be maintained in accordance with the provisions of Schedule 15.”;

(f)	paragraph 4 of schedule 4 to the SPA shall be amended so that the first sentence shall be deleted in its entirety and replaced with the words: “issue the Preferred Consideration Shares credited as fully paid in book-entry form to the Seller”;

(g)	clause 5.16 of the SPA shall be amended such that all references to “43” shall be deleted and replaced with “42”;

(h)	for the purposes of clause 5.16 of the SPA, it is agreed that the employees the Buyer wishes to continue to employ post-Completion shall be those 42 employees listed at Schedule 1 of this Agreement and these individuals shall be the only employees who remain employed by ETFS UK at Completion who are not under notice of termination. The Buyer acknowledges that those employees listed at Part B of Schedule 1 remain employed by ETFS UK but have resigned and their employment will terminate following Completion but prior to 30 June 2018, and Tyler Woollard has been given notice of termination by reason of redundancy and his employment will terminate following Completion in June 2018. The Buyer hereby confirms that those employees listed in Schedule 1 of this Agreement are the only people it requires to be employed in the business on Completion;

(i)	for the purposes of the definition of “Redundant Employees” in clause 1.1 of the SPA, the employees or former employees of ETFS UK who have been given notice of termination of their employment by reason of redundancy prior to the Completion Date are those employees listed at Schedule 2 to this Agreement. The Buyer hereby acknowledges and agrees that, where required under the SPA, it gave or is deemed to have given its prior written consent to these employees becoming Redundant Employees;

(j)	for the purposes of the definition of “Retained Employees” in clause 1.1 of the SPA, the list of those employees to be retained shall be those employees listed at Schedule 3 of this Agreement and this list shall replace the list at Schedule 14 of the SPA. References in the SPA to “Retained Employee” shall be construed accordingly;

(k)	the Buyer acknowledges that (i) those employees listed at Part A of Schedule 4 have resigned and their employment with ETFS UK terminated prior to Completion; and (ii) the employees listed at Part B of Schedule 4 were employed by ETFS UK under fixed term employment contracts which terminated prior to Completion.

(l)	the definition of “Gold Royalty Agreement” in clause 1.1 of the SPA shall be varied by replacing “WisdomTree Europe Holdings Limited” with “the Company”;

(m)	paragraph 1.17 of Part I of Schedule 4 to the SPA shall be varied by the addition of the words “and the Company” after “duly executed by the Seller”;

(n)	paragraph 3.4 of Part II of Schedule 4 to the SPA shall be varied by the deletion of the words “and WisdomTree Europe Holdings Limited” after “duly executed by the Buyer”;

(o)	a new paragraph shall be added to paragraph 1 of Part I of Schedule 4 to the SPA, reading:

“the deed of indemnity to be entered into between the Seller, the Buyer and the Guarantor in connection with the Release, duly executed by the Seller”;

(p)	a new paragraph shall be added to paragraph 1 of Part II of Schedule 4 to the SPA, reading:

“the deed of indemnity to be entered into between the Seller, the Buyer and the Guarantor in connection with the Release, duly executed by the Buyer”;

(q)	a new paragraph shall be added to paragraph 1 of Part III of Schedule 4 to the SPA, reading:

“the deed of indemnity to be entered into between the Seller, the Buyer and the Guarantor in connection with the Release, duly executed by the Guarantor”; and

(r)	paragraph 3.2 of Part II of Schedule 4 to the SPA shall be deleted in its entirety and replaced with the words “intentionally left blank”.

5.	CLARIFICATION

For the purposes of clause 5.22 of the SPA, the parties hereby acknowledge and agree that Completion shall take place at Ordnance House, 31 Pier Road, St. Helier, JE4 8PW, Jersey.

6.	GENERAL

6.1	Except as expressly set out in clauses 3 to 5 (inclusive) of this Agreement:

(a)	the SPA shall continue in full force and effect; and

(b)	the execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of the parties, nor constitute a waiver or variation of any provision of the SPA, nor any other documents, instruments and agreements executed or delivered in connection with the SPA.

6.2	In the event of a conflict or inconsistency between this Agreement and the SPA (as amended by this Agreement), the parties agree that the provisions of this Agreement shall prevail.

6.3	A person who is not a party to this Agreement has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this Agreement.

6.4	This Agreement may be executed in any number of counterparts, each of which when executed shall constitute a duplicate original, but all the counterparts together shall constitute one letter.

6.5	This Agreement and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with it or its subject matter or formation shall be governed by and construed in accordance with the law of England and Wales.

THIS AGREEMENT has been duly executed and delivered as a deed on the date first stated above.

EXECUTED as a DEED by for and on behalf of ETF SECURITIES LIMITED	) )	/s/Graham Tuckwell Director/Authorised Signatory

EXECUTED as a DEED by WISDOMTREE INTERNATIONAL HOLDINGS LTD acting by:	) )	/s/ Peter Ziemba Director/Authorised Signatory

in the presence of:

Witness’ signature: /s/ Marci Frankenthaler

Name: Marci Frankenthaler

Address:	245 Park Avenue 35th Floor New York, NY 10167

Occupation: Attorney

EXECUTED as a DEED by WISDOMTREE INVESTMENTS, INC. acting by:	) )	/s/ Peter Ziemba Authorised Signatory

in the presence of:

Witness’ signature: /s/ Marci Frankenthaler

Name: Marci Frankenthaler

Address:	245 Park Avenue 35th Floor New York, NY 10167

Occupation: Attorney